Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use and incorporation by reference in this Registration Statement on Form S-1 of Cover-All Technologies Inc. of our reports dated March 28, 2008, relating to our audits of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm (formerly known as Moore Stephens, P.C.) under the caption "Experts" in such Prospectus.

/s/ MSPC MSPC Certified Public Accountants and Advisors, A professional corporation

New York, New York
December 22, 2008